Exhibit 23.1

When the transaction referred to in Note 12 of the notes to the financial statements has been consummated, we will be in a position to render the following consent.

/s/ KPMG LLP

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Peloton Therapeutics, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

[unsigned]

Dallas, Texas

(Date)